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Exhibit 32

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION

        Each of the undersigned, acting in his capacity as the Chief Executive Officer or Chief Financial Officer of Qwest Corporation ("Qwest"), certifies that, to his knowledge, the Annual Report on Form 10-K for the year ended December 31, 2012 of Qwest fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Qwest as of the dates and for the periods covered by such report.

        A signed original of this statement has been provided to Qwest and will be retained by Qwest and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 12, 2013	By:	/s/ Glen F. Post, III

Glen F. Post, III
Chief Executive Officer and President
Dated: March 12, 2013	By:	/s/ R. Stewart Ewing, Jr.

R. Stewart Ewing, Jr.
Executive Vice President and Chief Financial Officer

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  Exhibit 32
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION